UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 23, 2019
____________________

FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FNJN	NASDAQ Capital Market

 Item 8.01.  Other Events.

On May 23, 2019, Finjan Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Finjan, Inc. (“Finjan”), reported that the United States Patent and Trademark Office’s Patent Trial and Appeal Board (“PTAB”) entered a Final Written Decision on Remand, dated May 15, 2019, concerning Palo Alto Networks, Inc.’s (“Palo Alto Networks”) petition for Inter Partes Review (“IPR”, Case IPR2016-00151) of Claims 1-12 of Finjan’s U.S. Patent No. 8,141,154 (the “’154 Patent”). Specifically, the PTAB determined that in addition to determining that Palo Alto Networks failed to show “by a preponderance of the evidence that claims 1-8, 10, and 11 of the ‘154 patent are unpatentable,” Palo Alto Networks also failed to show that claims 9 and 12 are unpatentable.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 23, 2019, entitled “On Federal Circuit Remand, the PTAB Rules Palo Alto Networks Failed to Prove Finjan’s ‘154 Patent Unpatentable.”

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: May 23, 2019	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer